As Filed with the Securities and Exchange Commission on November 16, 2006
Registration No. 333-130645

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PACIFIC ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its
Charter)

Delaware
(State or Other Jurisdiction of Incorporation or
Organization)

1311
(Primary Standard Industrial Classification Code
Number)

56-0490580
(I.R.S Employer Identification Number)

333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)
PACIFIC ENERGY FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its
Charter)
Delaware
(State or Other Jurisdiction of Incorporation or
Organization)

1311
(Primary Standard Industrial Classification Code
Number)

68-0490580
(I.R.S Employer Identification Number)

333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)
Tim Moore
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Alan Beck
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
713-758-2222

SIGNATURES

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-130645) of Pacific Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Pacific Energy Finance Corporation, a Delaware corporation (the “Company”), filed on December 22, 2005, pertaining to (i) $1,000,000,000 in aggregate amount of common units representing limited partner interests in the Partnership (“Common Units”), debt securities of the Partnership and the Company and guarantees of such debt securities and (ii) the resale by certain third parties of 14,765,000 Common Units (including Common Units into which 7,848,750 of the Partnership’s subordinated units were convertible).
     The Partnership and the Company hereby remove from registration all securities of the Partnership and the Company registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrants have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 16, 2006.

PLAINS ALL AMERICAN PIPELINE, L.P.
(as successor by merger to Pacific Energy Partners, L.P.)

By:	Plains AAP, L.P.,
its general partner

By:	Plains All American GP LLC,
its general partner

By:	/s/ TIM MOORE

Tim Moore
Vice President, General Counsel and Secretary

PACIFIC ENERGY FINANCE CORPORATION

By:	/s/ TIM MOORE

Tim Moore
Vice President, General Counsel and Secretary